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                                                                  EXHIBIT 10.30

                            CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
                                    WITH THE SECURITIES AND EXCHANGE COMMISSION.
                                                     ASTERISKS DENOTE OMISSIONS.



                                    AGREEMENT

This Agreement is made and entered into on the 1st day of February, 1999 by and between Virtual Communities, Inc., 151 West 25th Street, New York, N.Y. 10001 ("VCI") and Vitamin Shoppe Industries Inc. whose address is 4700 Westside Avenue, North Bergen, New Jersey 07047 (the "Client").

Whereas VCI manages and operates the Internet World Wide Web ("Web") site known as "Virtual Jerusalem", residing at www.virtualjerusalem.com (the "VJ Site"); and

Whereas in conjunction with the advertising campaign that VCI shall be operating on behalf of the Client on the VJ Site, VCI shall create, maintain and host a mini-web site (the "Client Site") which shall be hosted on VCI's server and shall be accessible to Internet users worldwide through the navigational tools on the VJ Site and shall be linked to the Client's main web site located at www.vitaminshoppe.com (the "Main Site"); and

Whereas VCI has the necessary knowledge and experience to provide such services to the Client and to fulfill its obligations as set forth herein;

Therefore the parties have stipulated and agreed as follows:

1. The preamble and the appendices to this Agreement constitute an integral part hereof.

2. During the term of this Agreement, the Client shall be entitled to the hosting and exposure services as set forth in Section 1 of Appendix A attached hereto. Placement on the VCI server shall be according to the schedule set forth in Section 3 of Appendix A. During the term of this Agreement, the Client may obtain additional services according to VCI's then current Price Schedule.

3. VCI shall create the Client Site from material provided to it by the Client ("Client Material") for the purpose of promoting and selling the Client's products, including but not limited to high quality scans in electronic format of Client products to be promoted on the Client Site. The Client Site shall be comprised of up to seven (7) HTML pages which shall describe and promote the Client's products and health information in connection thereto and shall provide a link to the Client's Main Site. All Client Material to be included on the Client Site shall be provided to VCI by the Client according to the schedule set forth in Appendix A. Client Material shall be delivered to VCI in .txt, Word for Windows or Dagesh for text and .tif, .eps, .ai, .cdr, or .gif for graphics or other electronic format which may be specified by VCI, on disk or by File Transfer Protocol or such other method of delivery as the parties shall agree from time to time. VCI may not alter any Client Material without the Client's prior written consent, and if any Client Material is altered without such consent, such material shall no longer be Client Material under this Agreement. Notwithstanding anything contained in this Agreement, the Client Site shall not become accessible to users until it is approved in writing by the Client, approval not to be unreasonably withheld.



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                            CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
                                    WITH THE SECURITIES AND EXCHANGE COMMISSION.
                                                     ASTERISKS DENOTE OMISSIONS.


5. The Client represents and confirms that it owns or has the right to license (or shall own or have the right to license at the time of delivery) all of the right, title and interest in and to the Client Material contained on the Client Site or has the right to use and license the Client Material in accordance with the terms of this Agreement and subject to the license grant below, shall retain all such rights throughout the term of this Agreement.

6. Except for any Client Material appearing on the VJ Site, including, without limitation, on the Client Site, in accordance with the terms of this Agreement, which will be the responsibility of the Client, each party will be solely responsible for the development, operation and maintenance of its Site and for all materials that appear on its Site, which responsibilities shall include, but are not limited to: (i) the technical operation of its Site and all related equipment; (ii) the accuracy and appropriateness of materials posted on its Site; (iii) for ensuring that materials posted on its Site do not violate any law, rule or regulation, or infringe upon the rights of any third party (including, for example, copyright, trademarks, privacy or other personal or proprietary rights); and (iv) for ensuring that materials posted on its Site are not libelous or otherwise illegal. Each party disclaims all liability for such matters with respect to the other party's Site. Additionally, each party hereby agrees to indemnify and hold harmless the other party and its subsidiaries and affiliates, and their respective directors, officers, employees, agents, shareholders, partners, members and other owners, against any and all claims, actions, demands, liabilities, losses, damages, judgments, settlements, costs and expenses (including reasonable attorney's fees) (any or all of the foregoing hereinafter referred to as "Losses") insofar as such Losses (or actions in respect thereof) arise out of or are based on (i) any representation or warranty made by it herein being untrue, (ii) any breach by it of any covenant or agreement made by it herein; (iii) the use by it of any trademarks or Content (as defined below) other than in accordance with the terms hereof; and (v) the development, operation, maintenance and Content of its Site. For purposes herein, "Content" shall mean, with respect to each party, the proprietary content contained on such party's Site and shall include only that content created by such party, its employees or other persons contractually bound to such party to create such content, provided that the Client Material shall be deemed to be Client Content.

7. During the term of the Agreement, the Client hereby grants to VCI a non-transferable worldwide license to use, reproduce, promote and distribute the Client Material on the Client Site in accordance with the terms of this Agreement, provided however, that VCI shall not make any specific use of any Client Material or Client trademarks without first submitting a sample of such use to the Client and obtaining its prior written consent, which consent may not be unreasonably withheld. Client acknowledges that due to the nature of the Internet medium, Client Material may be downloaded by Internet users and confirms that VCI shall have no liability for an infringement of the Client's rights by an Internet user.

8. Each page of the Client Site shall include a navigation bar at the top of the page and a button bar at the bottom of the page linking the Client Site to the VJ Home Page. No such link shall, in any way, alter the look, feel or functionality of the Main Site.

9. VCI MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE SUITABILITY OF THE SERVICES PROVIDED HEREIN FOR ANY PARTICULAR PURPOSE.



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                            CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
                                    WITH THE SECURITIES AND EXCHANGE COMMISSION.
                                                     ASTERISKS DENOTE OMISSIONS.


10. Payment to VCI shall be made in accordance with the Advertisement Order Form dated December 17, 1998.

11. This Agreement shall continue in effect for a period of [*****] months commencing the date the Client Site is placed on VCI's server and becomes accessible by users on the Internet, which the parties anticipate to be on or about [*****] unless earlier terminated by either party for Cause (pursuant to section 12 below).

12. Notwithstanding section 11 above, either party may terminate this Agreement immediately upon the occurrence of one of the following (each of which is defined as Cause): (a) the non-terminating party has materially breached this Agreement and failed to remedy such breach within fourteen (14) days of its receipt of written notice from the terminating party; (b) a receiver is appointed for the non-terminating party or its property; (c) the non-terminating party becomes insolvent or unable to pay its debts or makes an assignment for the benefit of creditors; (d) any proceedings are commenced against the non-terminating party under any bankruptcy, insolvency or debtor's relief law, and such proceedings have not been vacated or set aside within thirty (30) days from the date of the commencement thereof; or (e) the non-terminating party is liquidated or dissolved.

13. Neither party hereto shall use or disclose to any person or entity except as required by law, any confidential information of the other, during or after the term of this Agreement, including, without limitation, any business, financial, technical or other information of a confidential nature or information which has been designated by the other party as confidential.

14. It is understood and agreed that the Client Site may be temporarily inaccessible to users from time to time as a result of Internet connectivity related problems which are not in VCI's control and/or for maintenance purposes and that such inaccessibility shall not be deemed a breach of this Agreement and shall not entitle the Client to any legal remedies.

15. This Agreement and the provisions hereof shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their successors and permitted assigns; provided, however, that neither party shall have the right to assign its rights or obligations hereunder to any other person or entity without the prior written consent of the other party, provided, that each party may assign its rights or obligations hereunder without such consent to a wholly-owned subsidiary which operates its Web site, provided that the assigning party remains jointly and severally liable with respect to such obligations. Notwithstanding the foregoing, programming and production work if any, required to be performed by VCI may be performed by non-related vendors at VCI's sole discretion.

16. VCI's services have been retained by the Client as an independent contractor and nothing contained herein shall create an employer-employee or a joint-venture relationship between the parties.



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                            CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
                                    WITH THE SECURITIES AND EXCHANGE COMMISSION.
                                                     ASTERISKS DENOTE OMISSIONS.


17. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to the conflict of law principles thereof. Jurisdiction with respect to any controversy arising out of or in connection with this Agreement shall be exclusively in the competent court in New York.

18. This Agreement constitutes the entire understanding of the parties hereto and shall replace and/or supercede any prior or contemporaneous written or oral understanding that may have existed between the parties with respect to the matter set forth herein. This Agreement may not be amended or altered except by written agreement signed by both parties. A party's failure to enforce its rights hereunder, in whole or in part, shall not constitute a waiver of rights by such party. All representations and warranties contained in this Agreement as well as section 6 and section 12 of this Agreement, shall survive the termination of this Agreement 19 Any notice required or permitted to be delivered to the Client or to VCI pursuant to this Agreement shall be delivered in writing and shall be deemed received upon actual receipt of addressee at the Client's and VCI's respective street address or facsimile numbers set forth on the reverse.

20. All customers on the Main Site, including, without limitation, users linked to the Main Site from the VJ Site, including, without limitation, the Client Site, pursuant to the terms of this Agreement, will be deemed to be customers of the Client. Accordingly, all rules, policies and operating procedures of the Client concerning customer orders, customer service and sales will apply to those customers and the Client shall be liable in respect thereto in accordance with section 6 hereof. The Client may change its policies and operating procedures at any time. The Client will determine the prices to be charged for products and other merchandise sold on the Main Site in accordance with its own pricing policies. Prices and availability on the Main Site may vary from time to time. The parties hereby agree that title to any customer information, including but not limited to the name, address and e-mail address of the customer, shall be owned by the Client.

In Witness Whereof the parties signed this Agreement as follows:

Vitamin Shoppe Industries Inc.             Virtual Communications, Inc.

By:    /S/ J. Horowitz                    By:       [SIGNATORY]
       ----------------------                      ----------------------

Title: VP New Media
       ----------------------



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
                            CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
                                    WITH THE SECURITIES AND EXCHANGE COMMISSION.
                                                     ASTERISKS DENOTE OMISSIONS.


                                   APPENDIX A

1. Hosting and Exposure Services: The Client shall be entitled to receive the following services during the Term:

              a.     [*****]
              b.     [*****]
              c.     [*****]
              d.     [*****]
              e.     [*****]
              f.     [*****]
              g.     [*****]

2.     Fees: as set out in the Advertisement Order Form dated December 17, 1998.

3. Production and Placement Periods: Within ten (10) days following the execution of this Agreement, the Client shall deliver to VCI, Client Material required by VCI for VCI's use in the creation of the Client Site. VCI shall produce a demo of the Client Site no later than two (2) weeks from its receipt and acceptance of the Client Material and will produce the Client Site within two (2) weeks from the date VCI receives final approval of the demo. The Client shall be entitled to two (2) revisions to the demo produced by VCI. Approval of either approval or revisions of the demo(s) shall be given to VCI within one (1) week from the date when the demo is made available to the Client. The Client Site shall not become accessible to users until it is approved in writing by the Client, which approval may be withheld in the Client's sole discretion, acting reasonably.

VCI shall notify the Client of any Client Material not delivered to VCI in the format acceptable to VCI and in the Client's discretion, such material shall either be converted by Client at its own expense or by VCI according to VCI's then current Production Prices Schedule for the same.



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